Exhibit 1.1

ARMLOGI HOLDING CORP.

UNDERWRITING AGREEMENT

[●], 2024

EF Hutton LLC

590 Madison Avenue, 39th Floor

New York, NY 10022

As Representative of the Underwriters named on Schedule A hereto

Ladies and Gentlemen:

The undersigned, Armlogi Holding Corp., a Nevada corporation (the “Company”), hereby confirms its agreement (this “Agreement”) with the several underwriters named in Schedule A hereto (such underwriters including Representative (as defined below), collectively, hereafter referred to as the “Underwriters,” and each of them as an “Underwriter”), for which EF Hutton LLC is acting as the representative of the several Underwriters (in such capacity, the “Representative”), to issue and sell an aggregate of [●] shares of common stock (the “Firm Shares”) of the Company, par value of $0.00001 per share (the “Common Stock”).

The Company has also granted the Underwriters an option to purchase up to [●] additional shares of Common Stock, on the terms and conditions for the purposes set forth in Section 2(c) hereof (the “Additional Shares”). The Firm Shares and any Additional Shares purchased pursuant to this Agreement are herein collectively referred to as the “Offered Securities.” The offering and sale of the Offered Securities contemplated by this Agreement is referred to herein as the “Offering.”

The Company confirms its agreement with the Underwriters as follows:

SECTION 1. Representations and Warranties of the Company.

The Company represents and warrants to each of the Underwriters as follows with the understanding that the same may be relied upon by the Underwriters in the Offering, as of the date hereof and as of the Closing Date (as defined below) and each Option Closing Date (as defined below), if any:

(a) Filing of the Registration Statement. The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-274667), which contains a form of prospectus to be used in connection with the Offering. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto contained in the registration statement at the time such registration statement became effective, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), and including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, or pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto, or, if no filing pursuant to Rule 424(b) under the Securities Act is required, the form of final prospectus relating to the Offering included in the Registration Statement at the effective date of the Registration Statement (“Effective Date”), is called the “Prospectus.” All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the preliminary prospectus included in the Registration Statement (each, a “preliminary prospectus”), the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). The preliminary prospectus that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus.” Any reference to the “most recent preliminary prospectus” shall be deemed to refer to the latest preliminary prospectus included in the Registration Statement. Any reference herein to any preliminary prospectus or the Prospectus or any supplement or amendment to either thereof shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such reference.

(b) “Applicable Time” means 5:00 p.m., Eastern Time (ET), on the date of this Agreement.

(c) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act and the Securities Act Regulations on [●], 2024. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order preventing or suspending the effectiveness of the Registration Statement, or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied or will comply in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical in content to the copy thereof delivered to the Underwriters for use in connection with the Offering, other than with respect to any artwork and graphics that were not filed. Each of the Registration Statement and any post-effective amendment to the Registration Statement, at the time it became effective and at all subsequent times until the expiration of the prospectus delivery period required under Section 5(b) of the Securities Act, complied and will comply in all material respects with the Securities Act and the Securities Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times until the Underwriters have completed the Offering, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment to the Registration Statement, or in the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing expressly for use therein, it being understood and agreed that the only such information furnished on behalf of any of the Underwriters consists of (i) the name of the Underwriters contained on the cover page of the Registration Statement, the Pricing Prospectus and Prospectus and (ii) the sub-sections titled “Electronic Offer, Sale and Distribution of Common Stock,” “Price Stabilization, Short Positions, and Penalty Bids, ” “Other Relationships,” “European Economic Area and United Kingdom,” “United Kingdom,” “Australia,” and “Canada” in each case under the caption “Underwriting” in the Registration Statement, the Pricing Prospectus, the Prospectus (the “Underwriter Information”). There are no contracts or other documents required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that have not been fairly and accurately described in all material respects or filed as required.

(d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Pricing Prospectus, as amended or supplemented, (ii) each issuer free writing prospectus, as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule B hereto, (iii) the pricing terms set forth in Schedule C to this Agreement, and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Applicable Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Underwriter Information.

(e) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (e)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information.

(g) Offering Materials Furnished to the Underwriters. The Company has delivered to the Underwriters copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and each preliminary prospectus and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriters have reasonably requested in writing.

(h) Distribution of Offering Material by the Company. The Company has not distributed or authorized the distribution of, and will not distribute, prior to the completion of the Offering, any offering material in connection with the Offering other than a preliminary prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters, and the Registration Statement.

(i) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j) Valid Issuance of Securities, Prior Securities Transactions, etc.

(i) Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

(ii) Securities Sold Pursuant to this Agreement. The Offered Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the Offered Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the foregoing Offered Securities has been duly and validly taken. The Offered Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement. The persons in whose names the Offered Securities are registered will be entitled to the rights specified in the securities, and upon the sale and delivery of these Offered Securities, and payment therefor, pursuant to this Agreement, the purchasers will acquire good, marketable and valid title to such securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(iii) Prior Securities Transactions, etc. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, except as disclosed in the Registration Statement. Since the end of the period covered by the latest audited financial statements or interim financial statements included in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement and the Prospectus, the Company has not, other than with respect to options to purchase the shares of common stock at an exercise price equal to the then fair market price of the shares of common stock, as determined by the Company’s board of directors, granted to employees, consultants or service providers: (A) issued any securities or incurred any material liability or obligation, direct or contingent, for borrowed money other than in the ordinary course of business; or (B) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(k) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any securities of the Company registered for sale under the Registration Statement and included in the Offering.

(l) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company (any such change, a “Material Adverse Change”, and any resulting effect, a “Material Adverse Effect”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company in respect of its shares of Common Stock.

(m) Independent Accountants. ZH CPA, LLC (the “Accountants”) who have expressed their opinions with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) of the Company filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(n) Preparation of the Financial Statements. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus, fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“U.S. GAAP”), consistently applied throughout the periods involved except as disclosed therein; and the supporting schedules included in the Registration Statement and Prospectus present fairly the information required to be stated therein. The Registration Statement and Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement and the Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business; (ii) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (iii) there has not been any change in the share capital of the Company or any of its subsidiaries or any grants under any stock compensation plan; and (iv) there has not been any material adverse change in the Company’s long-term or short-term debt.

(o) Incorporation and Good Standing. Each of the Company and the Company’s direct and indirect subsidiaries (collectively, the “Subsidiaries”) has been duly formed and is validly existing as a company limited by shares under the laws of the jurisdiction of its formation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package, and the Prospectus and to enter and perform its obligations under this Agreement. As of the Closing Date, none of the Company and its Subsidiaries owns or controls, directly or indirectly, any corporation, association or other entity that is not otherwise disclosed in the Registration Statement, the Disclosure Package, or the Prospectus.

(p) Capitalization and Other Share Capital Matters. The authorized, issued, and outstanding shares of the Company is as set forth in each of the Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in each of the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and Prospectus, as the case may be). The shares of Common Stock conform, and, when issued and delivered as provided in this Agreement, the Offered Securities will conform, in all material respects to the description thereof contained in each of the Disclosure Package and Prospectus. All the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with applicable laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any shares of the Company other than those described in the Disclosure Package and the Prospectus. The description of the Company’s stock option and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options, and rights. No further approval from Nasdaq or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Offered Securities. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s shares of Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(q) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company is not in violation of its memorandum and articles of association, as amended and restated or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which it is a party or by which it may be bound (including, without limitation, any agreement or contract filed as an exhibit to the Registration Statement or to which any of the property or assets of the Company are subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the amended and restated memorandum and articles of association of the Company, as amended and restated, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, except in the case of each of clauses (ii) and (iii), to the extent such conflict, breach Default or violation could not reasonably be expected to result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, except the registration or qualification of the Offered Securities under the Securities Act and applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority Inc. (“FINRA”).

(r) Subsidiaries. Each of Subsidiaries has been identified on Schedule E hereto. Each of the Subsidiaries has been duly formed, is validly existing under the laws of Nevada, California and any other state, as the case may be, and in good standing under the laws of the jurisdiction of its incorporation, has full power and authority (corporate or otherwise) to own its property and to conduct its business as described in the Registration Statement, the Disclosure Package, the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Change on the Company and its Subsidiaries, taken as a whole. Except as otherwise disclosed in the Registration Statement, the Disclosure Package, and the Prospectus, all of the equity interests of each Subsidiary have been duly and validly authorized and issued, are owned or controlled directly or indirectly by the Company, are fully paid in accordance with its articles of association, memorandum of association or charter documents, as amended and restated from time to time and non-assessable and are free and clear of all liens, encumbrances, equities or claims (“Liens”). None of the outstanding share capital or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary. All the constitutive or organizational documents of each of the Subsidiaries comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control. Other than the Subsidiaries, the Company does not directly or indirectly control any entity through contractual arrangements or otherwise such that the entity would be deemed a consolidated affiliated entity whose financial results would be consolidated under U.S. GAAP with the financial results of the Company on the consolidated financial statements of the Company, regardless of whether the Company directly or indirectly owns less than a majority of the equity interests of such person.

(s) No Material Actions or Proceedings. There are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (collectively, “Actions”) pending or, to the Company’s knowledge, (i) threatened against the Company or any of its Subsidiaries or (ii) have as the subject thereof any of the executive officers, directors, or key employees of the Company or any of its Subsidiaries or any of the properties owned or leased by the Company or any of its Subsidiaries, where in any such case (A) there is a reasonable possibility that such Action might be determined adversely to the Company and (B) any such Action, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all applicable laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Neither the Company or any Subsidiary, nor to the knowledge of the Company any director or officer of the Company, is or has within the last 10 years been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is no pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(t) Intellectual Property Rights. The Company owns, possesses or licenses, and otherwise has legally enforceable rights to use all patents, patent applications, trademarks, trade names, copyrights, domain names, licenses, approvals and trade secrets (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as now conducted or, otherwise, as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except to the extent such failure to own, possess or have other rights to use such Intellectual Property would not be expected to result in a Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus: (i) the Company has not received any written notice of infringement or conflict with asserted Intellectual Property Rights of others; (ii) the Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, Disclosure Package and the Prospectus and are not described in all material respects; (iii) none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, in violation of the rights of any persons; and (iv) the Company is not subject to any judgment, order, writ, injunction or decree of any court or any governmental department, commission, board, bureau, agency or instrumentality, or any arbitrator, nor has it entered into nor is it a party to any agreement made in settlement of any pending or threatened litigation, which materially restricts or impairs its use of any Intellectual Property Rights.

(u) All Necessary Permits, etc. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company, each of its Subsidiaries possesses such valid and current certificates, authorizations or permits issued by the applicable regulatory agencies or bodies necessary to conduct its business, and has made all declarations and filings with, the appropriate national, regional, local or other governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or assets or the conduct of their respective businesses as described in (the Registration Statement), the Disclosure Package and the Prospectus, except where any lack of the licenses would not reasonably be expected to have, individually or in aggregate, a Material Adverse Effect, and has not received any notice of proceedings relating to the revocation or modification of any such licenses and, to the knowledge of the Company, the Company has no reason to believe that such licenses will not be renewed in the ordinary course of their respective businesses that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect. Such licenses are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Registration Statement, the Disclosure Package, or the Prospectus.

(v) Title to Properties. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company has good and marketable title to all the properties and assets reflected as owned by it in the financial statements referred to in Section 1(n) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interest, mortgage, lien, encumbrance, equity, adverse claim or other defect, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment, and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment, or personal property by the Company.

(w) Tax Law Compliance. (i) Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its Subsidiaries have each filed all federal, state, local and foreign income tax returns required to be filed as of the date of this Agreement or has timely and properly filed requested extensions thereof and has paid taxes required to be paid by them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them in all material respects. (ii) No tax deficiency has been determined adversely to the Company or any of its Subsidiaries that has had (nor does the Company nor any of its Subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and which could reasonably be expected to have) a Material Adverse Effect. (iii) The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state, and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined. (iv) All local and national governmental tax credit, exemptions, waivers, financial subsidies, and other local and national tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the relevant jurisdiction.

(x) Company Not an “Investment Company.” The Company is not, and after giving effect to payment for the Offered Securities and the application of the proceeds as contemplated under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(z) Related Party Transactions. There are no business relationships or related-party transactions, directly or indirectly, involving the Company or its Subsidiaries with any related person required to be described or filed in the Registration Statement, or described in the Disclosure Package or the Prospectus, that have not been as set forth in the Registration Statement, the Prospectus, and the Pricing Prospectus.

(aa) Disclosure Controls and Procedures. To the extent required, the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act Regulations) designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized, and reported, within the time periods specified in the Commission’s rules and forms. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(bb) Company’s Accounting System. To the extent required, the Company maintains a system of accounting controls designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) Money Laundering Law Compliance. The operations of the Company are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the United States Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any competent governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to any Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(dd) No Accounting Issues. The Company has not received any notice, oral or written, from its Board of Directors or Audit Committee stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board of Directors or Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; or (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years.

(ee) OFAC.

(i) Neither the Company, any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee or affiliate of the Company or any Subsidiary, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

A. the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

B. located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) The Company will not, directly, or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary or affiliated entity, joint venture partner or other Person:

A. to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

B. in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(ff) Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries to the best of the Company’s knowledge, any director, officer, employee or affiliate of the Company, any Subsidiary or any other person acting on behalf of the Company has, directly or indirectly, taken any action that (i) would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or otherwise subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding; (ii) if done in the past, might reasonably be expected to have aa Material Adverse Effect or (iii) if continued in the future, might reasonably be expected to materially and adversely affect the assets, business, or operations of the Company. The foregoing includes, without limitation, giving or agreeing to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction).

(gg) Internal Control and Compliance with Sarbanes-Oxley Act of 2002. The Company, its Subsidiaries and the Company’s Board of Directors have taken all reasonably necessary actions to ensure that, upon the effectiveness of the Registration Statement, it the Company will be in compliance with any provision applicable to it of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications of the Sarbanes-Oxley Act, and all applicable rule of the Exchanges. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) to comply with all applicable laws and regulations including without limitation the Securities Act, the Exchange Act, the Sarbanes-Oxley Act, the rules and regulations of the Commission, and the rules of the listing exchanges.

(hh) Exchange Act Filing. A registration statement in respect of the Offered Securities has been filed on Form 8-A pursuant to Section 12(b) of the Exchange Act, which registration statement complies in all material respects with the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Offered Securities under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

(ii) Earning Statements. The Company will make generally available (which includes filings pursuant to the Exchange Act made publicly through the EDGAR system) to its security holders as soon as practicable, but in any event not later than 16 months after the end of the Company’s current fiscal year, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(jj) Periodic Reporting Obligations. During the Prospectus Delivery Period (as defined below), the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Firm Shares as may be required under Rule 463 under the Securities Act.

(kk) Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package, the Prospectus, or shall be contained in any amendments and supplements thereof, has been made, or will be made, without a reasonable basis as reasonably determined by the Company at the moment such a statement is made or will be made, or has been disclosed or will be disclosed other than in good faith.

(ll) Foreign Tax Compliance. Except as otherwise disclosed in the Disclosure Package and the Prospectus, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in PRC or other or to any PRC other taxing authority in connection with the issuance, sale and delivery of the Offered Securities, and the delivery of the Offered Securities to or for the account of the Underwriters.

(mm) MD&A. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Preliminary Prospectus included in the Disclosure Materials and the Prospectus accurately and fully describes in all material respects (i) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) judgments and uncertainties affecting the application of the Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Company’s management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the Disclosure Materials and the Prospectus and have consulted with its independent accountants with regard to such disclosure.

(nn) [Reserved]

(oo) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers prior to the Offering (the “Insiders”) as well as in the Lock-up Agreement in the form attached hereto as Exhibit A provided to the Representative is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Insider to become inaccurate and incorrect.

(pp) Solvency. Based on the consolidated financial condition of the Company as of each Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Offered Securities hereunder, the current cash flow of the Company, together with the proceeds the Company would receive, were to liquidate all of its assets, after taking into account all anticipated uses of the cash, are sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as set forth in the Registration Statement and the Prospectus, the Company has no actual knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from each Closing Date. The Registration Statement and the Prospectus set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (A) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (B) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (C) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with U.S. GAAP. Except as set forth in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(qq) Regulation M Compliance. The Company has not, and to its knowledge no one authorized to act on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Offered Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Offered Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Underwriter in connection with the Offering.

(rr) EGC Status and Testing-the-Waters Communications. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Test-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company”, as defined in Section 2(a) of the Act. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule F hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, no individual Written Testing-the-Waters Communications, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ss) Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Offered Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(tt) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(uu) No Finder’s Fee. There are no contracts, agreements, or understandings between the Company or its Subsidiaries and any other person that would give rise to a valid claim against the Company or its Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this Offering, or any other arrangements, agreements, understandings, payments, or issuance with respect to the Company, or its Subsidiaries, or any of their respective officers, directors, shareholders, partners, employees or related parties that may affect the Underwriters’ compensation as defined by FINRA.

(vv) No FINRA Affiliations. To the Company’s knowledge and except as disclosed to the Representative in writing, no (i) officer or director of the Company or its subsidiaries, (ii) owner of 10% or more of any class of the Company’s securities or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day immediately prior to the date that the Registration Statement was initially filed to the Commission, has any direct or indirect affiliation or association with any FINRA member participating in the offering as defined in FINRA Rule 5110(j)(15). The Company will advise the Representative and counsel to the Underwriters if it becomes aware that any such person described in (i) to (iii) under this section 1(vv) is or becomes an affiliate or registered person of a FINRA member participating in the offering.

(ww) Operating and Other Data. All operating and other data pertaining to the Disclosure Package and the Prospectus are true and accurate in all materials respects.

(xx) Third-party Data. Any statistical, industry-related and market-related data, which are included in the Disclosure Package and the Prospectus, is based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agrees with the sources from which it is derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(yy) Compliance with Environmental Laws. The Company and its Subsidiaries are (A) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not have a Material Adverse Effect.

(zz) Compliance with Law, Constitutive Documents and Contracts. Neither the Company nor any of the Subsidiaries is (A) in breach or violation of any provision of applicable law (including, but not limited to, any applicable law concerning information collection and user privacy protection) or (B) in breach or violation of its respective constitutive documents, or (C) in default under (nor has any event occurred that, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any agreement or other instrument that is binding upon the Company or any of the Subsidiaries, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries, except in the cases of (A) and (B) above, where any such breach, violation or default would not have a Material Adverse Effect.

(aaa) No Unlawful Influence. The Company has not offered, or caused the Underwriters to offer, shares to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(bbb) Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

(ccc) Representation of Officers. Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Representative shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

(ddd) Scheme or Arrangement with Shareholders. Neither the Company nor any of its affiliates is a party to any scheme or arrangement through which shareholders or potential shareholders are being loaned, given or otherwise having money made available for the purchase of shares whether before, in or after the Offering. Neither the Company nor any of its affiliate is aware of any such scheme or arrangement, regardless of whether it is a party to a formal agreement.

SECTION 2. Firm Shares; Additional Shares.

(a) Purchase of Firm Shares. Based on the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters an aggregate of [●] the Firm Shares at a purchase price (net of discounts) of $[●] per Share. The Underwriters agree to purchase from the Company the Firm Shares in such amounts as set forth opposite their respective names on Schedule A attached hereto and made a part hereof.

(b) Delivery of and Payment for Firm Shares. Delivery of and payment for the Firm Shares shall be made at 10:00 p.m., Eastern Time, on the third (3rd) Business Day (defined below) following the Applicable Time, or at such time as shall be agreed upon by the Representative and the Company, at a place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representative and the Company. The hour and date of delivery of and payment for the Firm Shares is called the “Closing Date.” The closing of the payment of the purchase price for, and delivery of certificates representing the Firm Shares, is referred to herein as the “Closing.” Payment for the Firm Shares shall be made on the Closing Date by wire transfer in federal (same day) funds upon delivery to the Underwriters of certificates (in form and substance reasonably satisfactory to the Underwriters) representing the Firm Shares (or if uncertificated through the full fast transfer facilities of the Depository Trust Company (the “DTC”)) for the account of the Underwriters. The Firm Shares shall be registered in such names and in such denominations as the Underwriters may request in writing at least two (2) Business Days prior to the Closing Date. If certificated, the Company will permit the Underwriters to examine and package the Firm Shares for delivery at least one full Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Underwriters for all the Firm Shares. “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies are authorized or obligated by law to close in the State of New York; provided, however, for clarification, banking institutions and trust companies shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of banking institutions in the State of New York generally are open for use by customers on such day.

(c) Additional Shares. The Company hereby grants to the Underwriters an option (the “Over-allotment Option”) to purchase up to an additional [●] shares of Common Stock (the “Additional Shares”), in each case solely for the purpose of covering over-allotments of such securities, if any. The Over-allotment Option is exercised at the Underwriters’ sole discretion.

(d) Exercise of Over-allotment Option. The Over-allotment Option granted pursuant to Section 2(c) hereof may be exercised by the Representative no later than forty-five (45) days after the Effective Date. The purchase price to be paid per Additional Shares shall be equal to the price per Firm Share in Section 2(a). The Underwriters shall not be under any obligation to purchase any Additional Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may only be exercised by a formal written notice signed by authorized signature of the Representative setting forth the number of Additional Shares to be purchased and the date and time for delivery of and payment for the Additional Shares (the “Exercise Notice”). Any oral notice or email notice to the Company from the Representative shall be confirmed by the Exercise Notice via overnight mail or facsimile or other electronic transmission. The date and time for delivery of and payment for the Additional Shares (the “Option Closing Date”) shall not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Underwriters, at the offices of the Representative’s counsel, or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Underwriters. If such delivery and payment for the Additional Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Additional Shares, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of Additional Shares specified in such notice and (ii) the Underwriters shall purchase that portion of the total number of Additional Shares.

(e) Delivery and Payment of Additional Shares. Payment for the Additional Shares shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, upon delivery to the Underwriters of certificates (in form and substance satisfactory to the Underwriters) representing the Additional Shares (or through the facilities of DTC) for the account of the Underwriters. The Additional Shares shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Additional Shares except upon tender of payment by the Underwriters for applicable Additional Shares. The Option Closing Date may be simultaneous with, but not earlier than, the Closing Date; and in the event that such time and date are simultaneous with the Closing Date, the term “Closing Date” shall refer to the time and date of delivery of the Firm Shares and Additional Shares.

(f) Underwriter’s Commission. In consideration of the services to be provided for hereunder, the Company shall pay to the Underwriters a commission equal to 7.5% of the gross proceeds of the Offering.

(g) Representative’s Warrant. The Company hereby agrees to issue to the Representative (and/or its designees) on the Closing Date a warrant for the purchase of up to [     ] shares of Common Stock equal to 5% of the total number of shares of Common Stock sold in this Offering, including any shares issued upon exercise of the underwriters’ over-allotment option, pursuant to a warrant agreement in the form attached hereto as Exhibit B (the “Representative’s Warrant”). The Representative’s Warrants will be exercisable during the five-year period from the commencement of sales of this Offering at a per share exercise price of $[     ] (125.0% of the public offering price of the Common Stock) and may be exercised on a cashless basis. The Representative’s Warrant and the shares of Common Stock issuable upon exercise of the Representative’s Warrant are hereinafter referred to together as the “Warrant Shares.” The Representative understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110(e) against transferring the Representative’s Warrant and the underlying securities during the 180 days after the commencement date of sales in the Offering and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Representative’s Warrant, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of 180 days after the commencement date of sales in the Offering, except as expressly permitted by FINRA Rule 5110(e), and only if any such transferee agrees to the foregoing lock-up restrictions.

The Representative and its affiliates or employees will also be entitled to one demand registration of the sale of the shares underlying the Representative’s Warrants and unlimited “piggyback” registration rights. Upon written demand of the holders of at least 51% of the Representative’s Warrants, the Company agrees to register, on one occasion, all or any portion of the Warrant Shares. On such occasion, the Company shall file a registration statement with the Commission covering the Warrant Shares within 60 days after receipt of such demand notice, and shall use its reasonable best efforts to have the registration statement declared effective promptly thereafter, subject to compliance with review by the Commission. The Company shall bear all fees and expenses associated with the registration of the Warrant Shares, but the holders of the Representative’s Warrants shall pay any and all underwriting commissions. The holders of the Representative’s Warrants are entitled to a demand registration on only one occasion and such demand registration right shall terminate on the fifth anniversary of the date of the Underwriting Agreement in accordance with FINRA Rules 5110(g)(8)(B) and 5110(g)(8)(C). The Representative’s Warrants will provide for adjustment in the number and price of such warrants and the shares underlying such warrants in the event of stock dividends, stock splits, and recapitalization, or other structural transaction to prevent mechanical dilution.

The piggyback registration right provided will not be greater than seven (7) years from the date of commencement of sales of the offering in compliance with FINRA Rule 5110(g)(8)(D). The Company shall bear all fees and expenses attendant to registering the securities pursuant to “piggyback” but the Representative (or the holders thereof) shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the holders to represent them in connection with the sale of the securities. In the event of such a proposed registration, the Company shall furnish the then holders of outstanding registrable securities with not less than thirty (30) days written notice prior to the proposed date of filing of such registration statement. Such notice to the holders shall continue to be given for each registration statement filed by the Company during the two (2) year period following the initial exercise date until such time as all of the registrable securities have been sold by the Holder. The holders of the registrable securities shall exercise the “piggy-back” rights provided for herein by giving written notice within ten (10) days of the receipt of the Company’s notice of its intention to file a registration statement.

SECTION 3. Covenants of the Company.

The Company also covenants and agrees with each of the Underwriters as follows:

(a) Underwriter’s Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriters or selected dealers, including under circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement or the Prospectus, including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably objects.

(b) Securities Act Compliance. After the date of this Agreement, during the Prospectus Delivery Period, the Company shall promptly advise the Underwriters in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Pricing Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, the Pricing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Offered Securities from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder and will confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, to the extent the Company becomes subject to reporting obligation under the Exchange Act, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in light of the circumstances under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, in order to make the statements therein, in light of the circumstances under which they were made, as the case may be, not misleading, or if in the opinion of the Underwriters it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Underwriters of any such event or condition (unless such event or condition was previously brought to the Company’s attention by the Underwriters during the Prospectus Delivery Period) and (ii) promptly prepare (subject to Section 3(a) and Section 3(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in light of the circumstances under which they were made, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Underwriters, it will not make, any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Underwriters hereto shall be deemed to have been given in respect of each free writing prospectuses listed on Schedule B hereto. Any such free writing prospectus consented to by the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Underwriters, without charge, during the Prospectus Delivery Period, as many copies of each of the preliminary prospectuses, the Prospectus and the Disclosure Package and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Underwriters may reasonably request.

(g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Securities sold by it substantially in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(h) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Offered Securities.

(i) Internal Controls. The Company will maintain a system of internal accounting controls designed to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal controls, upon consummation of the Offering, will be overseen by the audit committee of the Company’s board of directors in accordance with the rules of the Nasdaq Stock Market (“Nasdaq”).

(j) Exchange Listing. The shares of Common Stock have been duly authorized for listing on the Nasdaq Global Market, subject to official notice of issuance. Upon consummation of the Offering, the Company will be in material compliance with the provisions of the rules and regulations promulgated by Nasdaq and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements (to the extent applicable to the Company as of the date hereof or the Closing Date; and subject to all exemptions and exceptions from the requirements thereof as are set forth therein, to the extent applicable to the Company). Without limiting the generality of the foregoing and subject to the qualifications above: (i) all members of the Company’s board of directors who are required to be “independent” (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of each of the audit committee, compensation committee and nominating and corporate governance committee of the Company’s board of directors, meet the qualifications of independence as set forth under such laws, rules and regulations, (ii) the audit committee of the Company’s board of directors has at least one member who is an “audit committee financial expert” (as that term is defined under such laws, rules and regulations), and (iii) that, based on discussions with Nasdaq, the Company meets all requirements for listing on the Nasdaq Global Market.

(k) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental or regulatory agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the Offering, issuance and sale of the Offered Securities, except such as have been obtained, or made on or prior to the Closing Date, and are, or on the Closing Date will be, in full force and effect, including (i) under applicable blue sky laws in any jurisdiction in which the Offered Securities are offered and sold and (ii) under the rules and regulations of the FINRA. No authorization, consent, approval, license, qualification or order of, or filing or registration with any person (including any governmental agency or body or any court) in any foreign jurisdiction is required for the consummation of the transactions contemplated by this Agreement in connection with the Offering, issuance and sale of the Offered Securities under the laws and regulations of such jurisdiction except such as have been obtained or made.

(l) Right of First Refusal. Provided that the Firm Securities are sold in accordance with the terms of this Agreement, the Representative shall have an irrevocable right of first refusal (the “Right of First Refusal”), for a period of twelve (12) months after the Effective Date, to act as sole investment banker, sole book runner and/or sole placement agent at Representative’s sole discretion for each and every future public and private equity and public debt offering, including all equity-linked financings during such twelve (12) month period of the Company, or any successor to or any current or future subsidiary of the Company (each, a “Subject Transaction”) on terms and conditions customary to the Representative for such Subject Transaction. The Representative shall have the sole right to determine whether or not any other broker dealer shall have the right to participate in the Subject Transactions and the economic terms of such participation. For the avoidance of any doubt, the Company shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of the Representative. The Company shall notify the Representative of its intention to pursue a Subject Transaction, including the material terms thereof, by providing written notice thereof by registered mail or overnight courier service addressed to the Representative. If the Representative fails to exercise its Right of First Refusal with respect to any Subject Transaction within fifteen (15) Business Days after the mailing of such written notice, then the Representative shall have no further claim or right with respect to the Subject Transaction and the Company shall have the right to retain any other person to provide such services on terms and conditions which are not more favorable to such other person than the terms declined by the Representative. The Representative may elect, in its sole and absolute discretion, not to exercise its Right of First Refusal with respect to any Subject Transaction; provided that any such election by the Representative shall not adversely affect the Representative’s Right of First Refusal with respect to any other Subject Transaction. The terms and conditions of any such engagements shall be set forth in separate agreements and may be subject to, among other things, satisfactory completion of due diligence by the Representative, market conditions, the absence of a Material Adverse Change to the Company’s business, financial condition and prospects, approval of the Representative’s internal committee and any other conditions that the Representative may deem appropriate for transactions of such nature.

(m) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(n) Existing Lock-up Agreements. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no existing agreements between the Company and its shareholders that prohibit the sale, transfer, assignment, pledge, or hypothecation of any of the Company’s shares of Common Stock. The Company will direct the transfer agent to place stop transfer restrictions upon the shares of Common Stock of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated therein.

(o) Company Lock-Up.

(a)	The Company will not, without the prior written consent of the Representative, from the date of execution of this Agreement and continuing for a period of one hundred and eighty (180) days following the date of this Agreement (the “Lock-Up Period”) (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any securities convertible into or exercisable or exchangeable for shares of Common Stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, except to the Underwriters pursuant to this Agreement. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

(b)	The restrictions contained in Section 3(o)(a)(i) hereof shall not apply to: (x) the Offered Securities to be sold hereunder; (y) the issuance by the Company of securities upon the exercise of an outstanding option or warrant or the conversion of a security outstanding on the date hereof and disclosed in the Registration Statement, Prospectus, and the Disclosure Package; and (z) the issuance of shares of common stock pursuant to the Company’s existing or future stock option or bonus plans.

(p) Continuous Listing Status. The Company will use its commercially reasonable efforts to effect and maintain the listing of the Common Stock on the Nasdaq Global Market for at least three (3) years after the Effective Date, unless such listing is terminated as a result of a transaction approved by the holders of a majority of the voting securities of the Company.

(q) Best Efforts. The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and any Additional Closing Date, and to satisfy all conditions precedent to the delivery of the Offered Securities.

(r) Rule 462(b) Compliance. If the Company elects to rely on Rule 462(b) under the Act, the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by the earlier of: (i) 10:00 P.M., Eastern Time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2), and pay the applicable fees in accordance with Rule 111 of the Act.

(s) Electronic Prospectus. The Company shall cause to be prepared and delivered to the Underwriters, at its expense, within two (2) Business Days from the date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Underwriters, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Securities for at least the period during which a Prospectus relating to the Securities is required to be delivered under the Act or the Exchange Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Underwriters, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for online time).

(t) Tail Financing. The Representative shall be entitled to a cash fee equal to seven and one-half percent (7.5%) of the gross proceeds received by the Company from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by the Representative to the Company in connection with any public or private financing or capital raise (each a “Tail Financing”) during the Engagement Period or within the twelve (12) month period following the expiration or termination of the Engagement Period ("Tail Period”), provided that such Tail Financing is by a party actually introduced to the Company in an offering in which the Company has direct knowledge of such party’s participation. The Company, pursuant to FINRA Rule 5110(g)(5), shall have the right to terminate the Agreement for “cause”. Cause shall mean a material failure by the Representative to provide the services as contemplated in the Agreement. Any such termination for cause shall terminate any obligation of the Company to pay any cash fee pursuant to this subsection (t). “Engagement Period” shall refer to the period commencing from April 9, 2024, the date the Company engaged the Representative, or the “Engagement Date,” to the earlier of (i) twelve (12) months from the Engagement Date, or (ii) the final closing, if any, of the Offering.

SECTION 4. Payment of Fees and Expenses. The Company will pay the Underwriters a non-accountable expense allowance of one percent (1.0%) of the gross proceeds from the Offering upon the Closing of the Offering. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay reasonable, actual and accountable costs, fees and expenses incurred in connection with the transactions contemplated hereby, including without limitation to, (i) all expenses incident to the issuance and delivery of the Offered Securities (including all printing and engraving costs, if any), (ii) all fees and expenses of the clearing firm, registrar and transfer agent of the Offered Securities, (iii) all necessary issue, transfer and other stamp taxes in connection with the Offering, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, and (vi) all filing fees, attorneys’ fees and expenses incurred by the Company, or the Representative, in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Securities for offer and sale under the state securities or blue sky laws, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Representative of such qualifications, registrations and exemptions, less any advances previously paid which as of the date hereof.

The Company will also reimburse the Representative’s accountable expenses, promptly upon receipt of an invoice therefore, for all reasonable, necessary and accountable costs and expenses, in total up to [two hundred thousand ($200,000)] including but not limited to, (A) fees of legal counsel incurred by the underwriters in connection with the offering; (B) all third party due diligence include the cost of any background checks; (C) IPREO book-building and prospectus tracking software; (D) reasonable roadshow expenses; (E) preparation of bound volumes and Lucite cube mementos in such quantities as the underwriters including underwriter’s US & local counsel shall reasonably request, and (F) background check consultant. The Company has advanced twenty-five thousand ($25,000) to the Representative to partially cover its out-of-pocket accountable expenses. The advances against underwriter’s expenses will be returned to the Company to the extent such accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4).

SECTION 5. Taxes.

(a) If any sum payable by the Company under this Agreement is subject to tax in the hands of an Underwriter or Representative (each a “Taxable Entity”) or taken into account as a receipt in computing the taxable income of that Taxable Entity (excluding net income taxes on underwriting commissions payable hereunder), the Company shall pay such additional amount as will ensure that the Taxable Entities shall be left with the sum it would have had in the absence of such tax.

(b) All sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as will result in the receipt by each Taxable Entity of the full amount that would have been received had no deduction or withholding been made.

(c) All sums payable to a Taxable Entity shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to a Taxable Entity, the Company shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

(d) Without prejudice to the generality of the foregoing, if a Taxable Entity is required by any PRC government authority to pay any taxes imposed by the PRC government or any administrative subdivision or taxing authority thereof or therein (“PRC Taxes”) as a result of this Agreement, the Company will pay an additional amount to such Taxable Entity so that the full amount of such payments as agreed herein to be paid to such Taxable Entity is received by such Taxable Entity and will further, if requested by such Taxable Entity, use commercially reasonable efforts to give such assistance as such Taxable Entity may reasonably request to assist such Taxable Entity in discharging its obligations in respect of such PRC Taxes, including by making filings and submissions on such basis and such terms as such Taxable Entity may reasonably request, promptly making available to such Taxable Entity notices received from any PRC governmental authority and, subject to the receipt of funds from such Taxable Entity, by making payment of such funds on behalf of such Taxable Entity to the relevant PRC government authority in settlement of such PRC Taxes. In the event the Company must pay any such PRC Taxes to a relevant taxing authority, the Company shall forward to such Taxable Entity an official receipt or a copy of the official receipt issued by the taxing authority or other document evidencing such payment.

SECTION 6. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Offered Securities as provided herein on the Closing Date or the Option Closing Date shall be subject to (1) the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date or the Option Closing Date as though then made; (2) the timely performance by the Company of its covenants and other obligations hereunder; (3) no objections from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement; and (4) each of the following additional conditions:

(a) Accountants’ Comfort Letters. On the date hereof, the Representative shall have received from the Accountants, letters dated the date hereof addressed to the Representative, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Representative, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(b) Effectiveness of Registration Statement; Compliance with Registration Requirements; No Stop Order. During the period from and after the execution of this Agreement to and including the Closing Date or the Option Closing Date, as applicable:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; and

(ii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(c) No Material Adverse Change. For the period from and after the date of this Agreement to and including the Closing Date or the Option Closing Date, as applicable, in the reasonable judgment of the Representative there shall not have occurred any Material Adverse Change.

(d) Officers’ Certificate. On the Closing Date and/or the Option Closing Date, the Representative shall have received a written certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of such date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Disclosure Package and the Prospectus and any amendment or supplement thereto, each Issuer Free Writing Prospectus and this Agreement, to the effect that, to the knowledge of such individual:

(i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Offered Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States; and

(iii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been: (a) any Material Adverse Change; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the share capital (except changes thereto resulting from the exercise of outstanding options or warrants or conversion of outstanding indebtedness into shares of Common Stock of the Company) or outstanding indebtedness of the Company or any Subsidiary (except for the conversion of such indebtedness into shares of Common Stock of the Company); (e) any dividend or distribution of any kind declared, paid or made on shares of Common Stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(e) Chief Financial Officer’s Certificate. On the Closing Date and/or the Option Closing Date, the Representative shall have received a certificate of the Company signed by the Chief Financial Officer of the Company, dated such Closing Date, certifying: (i) that the Company’s articles of incorporation, as amended and restated, attached to such certificate is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s board of directors and/or the Company’s shareholders relating to the Offering attached to such certificate are in full force and effect and have not been modified; and (iii) the good standing of the Company. The documents referred to in such certificate shall be attached to such certificate.

(f) Bring-down Comfort Letters. On the Closing Date and/or the Option Closing Date, the Representative shall have received from each of the Accountants, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that each of the Accountants reaffirms the statements made in the letter furnished by it pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three (3) Business Days prior to the Closing Date and/or the Option Closing Date.

(g) Lock-up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement substantially in the form of Exhibit A hereto from each of the Company’s officers, directors, holders of the Company’s outstanding shares of Common Stock or securities convertible into or exercisable for Common Stock prior to the Offering listed on Schedule D hereto.

(h) Exchange Listing. The Offered Securities to be delivered on the Closing Date and/or the Option Closing Date shall have been approved for listing on the Nasdaq Global Market, subject to official notice of issuance.

(i) Company Counsel Opinions and Negative Assurance Letter. On the Closing Date and/or the Option Closing Date, the Representative shall have received the opinion of Hunter Taubman Fischer & Li LLC, counsel to the Company, in form and substance reasonably satisfactory to the Representative including negative assurance letter.

The Underwriters shall rely on the opinions of Hunter Taubman Fischer & Li LLC, filed as Exhibit 5.1 to the Registration Statement, as to the due incorporation, validity of the Offered Securities and due authorization, execution, and delivery of the Agreement.

(j) Opinion and Negative Assurance Letter of Underwriter(s) Counsel. VCL Law LLP, the counsel to the Underwriters, shall have furnished to the Representative its negative assurance letter, addressed to the Underwriters and dated the Closing Date and/or Option Closing Date, as the case may be, and the Company shall have furnished to such counsel such documents, certificates and information as such counsel may reasonably request to enable them to pass on such matter.

(k) Additional Documents. On or before the Closing Date or the Option Closing Date, as applicable, the Representative and counsel for the Representative shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by written notice to the Company at any time on or prior to the Closing Date or the Option Closing Date, as applicable, which termination shall be without liability on the part of any party to any other party, except that Section 4 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Representative) and Section 8 shall at all times be effective and shall survive such termination.

SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification (including by way of oral notification from the reviewer at the Commission) by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act.

SECTION 8. Indemnification.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless the Underwriters, their respective affiliates and each of their respective directors, officers, members, employees and agents and each person, if any, who controls such Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Underwriter Indemnified Parties,” and each a “Underwriter Indemnified Party”) from and against any losses, claims, damages, fines (which may be imposed by any governmental authority) or liabilities (including in settlement of any litigation if such settlement is effected with the prior written consent of the Company) arising out of (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) an untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein, and shall reimburse such Underwriter Indemnified Party for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, fine, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, fine, expense or liability arises out of or is based upon an untrue statement in, or omission from any preliminary prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus or in any other materials used in connection with the Offering made in reliance upon and in conformity with the Underwriter Information. The indemnification obligations under this Section 8(a) are not exclusive and will be in addition to any liability, which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) Indemnification by the Underwriters. The Underwriters shall indemnify and hold harmless the Company and the Company’s affiliates and each of their respective directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) from and against any losses, claims, damages or liabilities (including in settlement of any litigation if such settlement is effected with the prior written consent of the Underwriters) arising out (i) any untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission to state in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with the Underwriter Information and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 8(b), in no event shall any indemnity by the Underwriters under this Section 8(b) exceed the total discounts received by the Underwriters in connection with the Offering. The indemnification obligations under this Section 8(b) are not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Company Indemnified Party.

(c) Procedure. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially adversely prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 8(a) or 8(b), as applicable, for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such separate counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 8(a), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for reasonable legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for any such indemnified party (in addition to any local counsel), which firm shall be designated in writing by the Underwriters if the indemnified party under this Section 8 is an Underwriter Indemnified Party or by the Company if an indemnified party under this Section 8 is a Company Indemnified Party. Subject to this Section 8(c), the amount payable by an indemnifying party under Section 8 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than ninety (90) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least sixty (60) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution. If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or Section 8(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the Offering, or (ii) if the allocation provided by clause (i) of this Section 8(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 8(d) but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations as determined in a final judgment by a court of competent jurisdiction. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total proceeds from the Offering purchased by investors as contemplated by this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Underwriters for use in any preliminary prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriter Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 8(d), the Underwriters shall not be required to contribute any amount in excess of the total discounts received in cash by the Underwriters in connection with the Offering less the amount of any damages that the Underwriters have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person, guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 9. Termination of this Agreement. Prior to the Closing Date, whether before or after notification by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act, this Agreement may be terminated by the Underwriters by written notice given to the Company if at any time (i) trading or quotation in the Company’s shares of Common Stock shall have been suspended or limited by the Commission or by Nasdaq; (ii) a general banking moratorium shall have been declared by any U.S. federal authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions that, in the reasonable judgment of the Underwriters, is material and adverse and makes it impracticable to market the Offered Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of the Offered Securities; or (iv) regulatory approval (including, but not limited to, Nasdaq approval) for the Offering is denied, conditioned or modified and as a result it makes it impracticable for the Representative to proceed with the offering, sale and/or delivery of the Offered Securities or to enforce contracts for the sale of the Offered Securities. Any termination pursuant to this Section 9 shall be without liability on the part of (a) the Company to any of the Underwriters, except that the Company shall be, subject to demand by the Underwriters, obligated to reimburse the Underwriters for only those reasonable, accountable and properly documented out-of-pocket expenses (including the reasonable fees and expenses of their counsel, and expenses associated with a due diligence report), actually incurred by the Underwriters in connection herewith as allowed under FINRA Rule 5110, less any amounts previously paid by the Company; provided, however, that all such expenses shall not exceed $200,000 in the aggregate, (b) the Underwriters to the Company, or (c) of any party hereto to any other party except that the provisions of Section 4 (with respect to the reimbursement of accountable, bona fide expenses actually incurred by the Underwriters) and Section 8 shall at all times be effective and shall survive such termination.

SECTION 10. No Advisory or Fiduciary Responsibility. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the Offering. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s-length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the Offering, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company hereby further confirms its understanding that no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including, without limitation, any negotiation related to the pricing of the Offered Securities; and the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 11. Underwriter Default.

(a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares, and if the Firm Shares with respect to which such default relates (the “Default Securities”) do not (after giving effect to arrangements, if any, made by the Representative pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Securities that bears the same proportion to the total number of Default Securities then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters; subject, however, to such adjustments to eliminate fractional shares as the Representative in its sole discretion shall make.

(b) In the event that the aggregate number of Default Securities exceeds 10% of the number of Firm Shares, the Representative may in its discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Securities on the terms contained herein. In the event that within five (5) calendar days after such a default the Representative does not arrange for the purchase of the Default Securities as provided in this Section 11, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 4, 8, 9, 11 and 12) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

(c) In the event that any Default Securities are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date for a period, not exceeding five (5) Business Days, in order to effect whatever changes may thereby be necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the reasonable opinion of Underwriters’ counsel, may be necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 11 with like effect as if it had originally been a party to this Agreement with respect to such Default Securities.

SECTION 12. Representations and Indemnities to Survive Delivery; Third Party Beneficiaries. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Offered Securities sold hereunder and any termination of this Agreement.

SECTION 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, emailed or telecopied and confirmed to the parties hereto as follows:

If to the Underwriters:

EF Hutton LLC

590 Madison Avenue, 39th Floor

New York, NY 10022

Attention: Stephanie Hu

(212) 970-5150

With a copy (which shall not constitute notice) to:

VCL Law LLP

1945 Old Gallows Road, Suite 260

Vienna, VA 22182

Attention: Fang Liu, Esq.

(703) 919-7285

If to the Company:

Armlogi Holding Corp.

20301 East Walnut Drive North

Walnut, California, 91789

Attention: Aidy Chou

(888) 691-2911

With a copy (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

Attention: Ying Li, Esq., Lisa Forcht, Esq.

(212) 530-2206

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Securities as such merely by reason of such purchase.

SECTION 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph, or provision hereof. If any Section, paragraph, or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16. Governing Law; Submission to Jurisdiction; Trial by Jury. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to the choice of law or conflict of laws principles thereof.

Any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York (each, a “New York Court”), and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereto hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company and the Underwriters may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to each party at the address set forth in Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company and the Underwriters in any action, proceeding or claim. The Company and the Underwriters agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor as determined in a final judgment by a court of competent jurisdiction. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17. Enforceability of Judgment. The Company agrees that any final judgment against the Company for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or any transaction contemplated herein and therein would be recognized and enforced, without re-examination or review of the merits of the underlying dispute by the courts of the PRC, or the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by an action commenced on the foreign judgment debt in the courts of the PRC, provided that with respect to courts of the PRC, (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the PRC, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (D) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in a foreign court, (E) PRC has international treaties or the principle of reciprocity providing for the reciprocal recognition and enforcement of judgments of such New York courts and such judgment has been reviewed by the courts of the PRC pursuant such treaties or the principle of reciprocity, and (F) such judgment is a final and legally effective judgment rendered by the New York Court. The Company is not aware of any reason why the enforcement in the PRC or anywhere else of such a New York Court judgment would be, as of the date hereof, contrary to natural justice of the public policy of the the PRC or anywhere else.

SECTION 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations with respect to the Offering. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated businessperson who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the officers or employees of the Underwriters, any person controlling any of the Underwriters, the Company, the officers or employees of the Company, or any person controlling the Company, (ii) acceptance of the Offered Securities and payment for them as contemplated hereby and (iii) termination of this Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ARMLOGI HOLDING CORP.

By:
	Name:	Aidy Chou
	Title:	Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

For itself and on behalf of the several
Underwriters listed on Schedule A hereto

EF Hutton LLC

By:
	Name:	Sam Fleischman
	Title:	Supervisory Principal

SCHEDULE A

Underwriter	Number of Firm Shares
EF Hutton LLC
Total

SCHEDULE B

Issuer Free Writing Prospectus(es)

[●]

SCHEDULE C

Pricing Information

Number of Firm Shares: [●]

Number of Additional Shares: [●]

Number of Warrants: [ ] Warrants

Public Offering Price per Firm Share: $[●]

Public Offering Price per Additional Share: $[●]

Underwriting Discount per one Share: 7.5% per Firm Share (or $[●] per share)

Underwriting Discount per one Share: 7.5% per Additional Share (or $[●] per share)

Non-accountable expense allowance per Firm Share: 1.0% per share (or $[●] per share)

Proceeds to Company per one Firm Share (before expenses): $[●]

Proceeds to Company per one Additional Share (before expenses): $[●]

SCHEDULE D

Lock-Up Parties

Name
Aidy Chou
Zhiliang (Ian) Zhou
Tong Wu
Kwong Sang Liu
Russell Morgan
Florence Ng
Asia International Securities Exchange
Guanghui Investment Holding Co., Ltd.
Li Lin
Yunpeng Lu
Benson Liao
Xianjunliang Kong
Mei Zhang
GNISCO CONSULTING LIMITED
Super Reach LLC
Jiyao Zeng
Tenafly Dynast LLC
Fangzhi Chen
Yun Huang
Xiaofei Yu
Liang-Wei Chou
Verocana LLC
Peter Ying Liu
Brighton Investment LLC
Elite Capital Holdings LLC
XiaoDing Liang
Jiaying Yu
Peter Liu
JiaWei Tan
ManTik Keung
Feifan Xie
Siwei Lu
Shuzhi Chen
Li-Chun Lee

SCHEDULE E

SUBSIDIARIES OF THE REGISTRANT

	Principal activities	Percentage of ownership	Date of incorporation	Place of incorporation
Armstrong Logistic Inc.	Logistic services	100%	April 16, 2020	California, U.S.
Armlogi Truck Dispatching LLC	Truck dispatching services	100%	February 26, 2021	California, U.S.
Andtech Trucking LLC	Trucking services	100%	May 7, 2021	California, U.S.
Armlogi Trucking LLC	Trucking services	100%	May 25, 2021	California, U.S.
Andtech Customs Broker LLC	Customs house brokerage services	100%	June 8, 2021	California, U.S.
Armlogi Group LLC	Leasing services	100%	October 19, 2021	California, U.S.

EXHIBIT A

Form of Lock-up Agreement

[●], 2024

EF Hutton LLC

590 Madison Avenue, 39th Floor

New York, NY 10022

Ladies and Gentlemen:

The undersigned understands that EF Hutton LLC, the representative of the underwriters (the “Underwriters”), propose to enter into an underwriting agreement (the “Underwriting Agreement”), with Armlogi Holding Corp., a Nevada corporation (the “Company”), in connection to the initial public offering (the “Offering”) of the Company’s shares of Common Stock, par value $0.00001 per share per share (the “Shares”).

To induce the Underwriter to continue its efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the period commencing on the date hereof and ending one hundred and eighty (180) days from such date (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for the Shares (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Lock-Up Securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to the Shares or other securities acquired in open market transactions after the completion of the Offering, or (b) transfers of the Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this Lock-up Agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); provided that in the case of any transfer or distribution pursuant to clause (b), each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this Lock-up Agreement; (c) transfers of Lock-Up Securities to a charity or educational institution; (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; (e) if the undersigned is a trust, to a trustee or beneficiary of the trust; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Underwriter a Lock-up Agreement substantially in the form of this Lock-up Agreement, (iii) no filing under Section 13 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other filing or public announcement shall be required or shall be voluntarily made, (f) the receipt by the undersigned from the Company of shares of Common Stock upon the vesting of restricted share awards or share units or upon the exercise of options to purchase the Company’s shares of Common Stock issued under an equity incentive plan of the Company or an employment arrangement described in the Pricing Prospectus (as defined in the Underwriting Agreement) (the “Plan Shares”) or the transfer of shares of Common Stock or any securities convertible into shares of Common Stock to the Company upon a vesting event of the Company’s securities or upon the exercise of options to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax obligations of the undersigned in connection with such vesting or exercise, but only to the extent such right expires during the Lock-up Period, provided that no filing under Section 13 of the Exchange Act or other public announcement shall be required or shall be voluntarily made within 90 days after the date of the Underwriting Agreement, and after such 90th day, if the undersigned is required to file a report under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-Up Period, the undersigned shall include a statement in such schedule or report to the effect that the purpose of such transfer was to cover tax withholding obligations of the undersigned in connection with such vesting or exercise and, provided further, that the Plan Shares shall be subject to the terms of this Lock-up Agreement; (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities, provided that (i) such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period and (ii) no public announcement or filing under the Exchange Act will be voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan; and (h) the transfer of Lock-Up Securities that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the transferee agrees to sign and deliver a Lock-up Agreement substantially in the form of this Lock-up Agreement for the balance of the Lock-Up Period, and provided further, that any filing under Section 13 of the Exchange Act that is required to be made during the Lock-Up Period as a result of such transfer shall include a statement that such transfer has occurred by operation of law (collectively, “Permitted Transfers”). In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of the undersigned’s Lock-Up Securities except in compliance with the foregoing restrictions.

No provision in this Lock-up Agreement shall be deemed to restrict or prohibit (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; provided, however, that any sales by parties to this Lock-up Agreement shall be subject to this Lock-up Agreement, (ii) the issuance of shares of Common Stock in connection with the exercise of outstanding warrants of the Company; provided that this Lock-up Agreement shall apply to any of the undersigned’s shares issued upon such exercise, or (iii) the issuance of securities in connection with an acquisition or a strategic relationship which may include the sale or equity securities; provided, that none of such shares shall be saleable in the public market until the expiration of the 180 day period described above.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any securities that the undersigned may purchase in the Offering; and (ii) the Underwriter agrees that, at least three (3) Business Days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Underwriter will notify the Company of the impending release or waiver. Any release or waiver granted by the Underwriter hereunder to any such officer or director shall only be effective two (2) Business Days after the release or waiver. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration or in connection with any other Permitted Transfer and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-up Agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

The undersigned understands that the Company and the Underwriter are relying upon this lock- up agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal Representative, successors, and assigns.

The undersigned understands that, if (i) the Underwriting Agreement is not executed by [●], 2024, (ii) the Company notifies the Underwriter in writing that it does not intend to proceed with the Offering or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, the undersigned shall be released from all obligations under this letter agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. The undersigned acknowledges that no assurances are given by the Company or the Underwriter that any Offering will be consummated. This Lock-up Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

[Signature Page Follows]

Very truly yours,
(Signature)

Address:
Email:
Date:

EXHIBIT B

Form of Representative’s Warrant Agreement

THE REGISTERED HOLDER OF THIS PURCHASE WARRANT BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE WARRANT EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS PURCHASE WARRANT AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE WARRANT FOR A PERIOD OF ONE HUNDRED EIGHTY DAYS FOLLOWING THE COMMENCEMENT OF SALES OF COMMON STOCK IN THE PUBLIC OFFERING TO ANYONE OTHER THAN (I) R.F. LAFFERTY & CO., INC. OR AN UNDERWRITER OR A SELECTED DEALER IN CONNECTION WITH THE OFFERING, OR (II) A BONA FIDE OFFICER OR PARTNER OF EF HUTTON LLC OR OF ANY SUCH UNDERWRITER OR SELECTED DEALER.

THIS PURCHASE WARRANT IS EXCERSISABLE FROM [________________] [DATE THAT IS 180 DAYS FROM THE COMMENCEMENT OF SALES OF COMMON STOCK IN THE PUBLIC OFFERING]. VOID AFTER 5:00 P.M., EASTERN TIME, [___________________] [DATE THAT IS FIVE YEARS FROM THE COMMENCEMENT OF SALES OF COMMON STOCK IN THE PUBLIC OFFERING].

WARRANT TO PURCHASE COMMON STOCK

ARMLOGI HOLDING CORP.

Warrant Shares: _______

Initial Exercise Date: ______, 2024

THIS WARRANT TO PURCHASE COMMON STOCK (the “Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after ____, 2024 (the “Initial Exercise Date”) and, in accordance with FINRA Rule 5110(g)(8)(A), prior to at 5:00 p.m. (New York time) on the date that is five (5) years following the commencement of sales of Common Stock in the public offering (the “Termination Date”) but not thereafter, to subscribe for and purchase from ARMLOGI HOLDING CORP., a Nevada corporation (the “Company”), up to ______ shares of Common Stock, par value $0.00001 per share, of the Company (the “Warrant Shares”), as subject to adjustment hereunder. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Effective Date” means the effective date of the registration statement on Form S-1 (File No. [333-XXXXXX]), including any related prospectus or prospectuses, for the registration of the Company’s shares of Common Stock, par value $0.00001 per share and the Warrant Shares under the Securities Act, that the Company has filed with the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the New York Stock Exchange is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of a share of Common Stock for such date (or the nearest preceding date) on the OTCQB or OTCQX as applicable, (c) if Common Stock is not then listed or quoted for trading on the OTCQB or OTCQX and if prices for Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of the Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2. Exercise.

a) Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy (or e-mail attachment) of the Notice of Exercise Form annexed hereto. Within two (2) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within five (5) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within two (2) Business Days of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $_______(125% of the price of the Common Stock sold in the public offering), subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. In lieu of exercising this Warrant by delivering the aggregate Exercise Price by wire transfer or cashier’s check, at the election of the Holder this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a “cashless exercise,” the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 2(c).

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by its transfer agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder, or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 and, in either case, the Warrant Shares have been sold by the Holder prior to the Warrant Share Delivery Date (as defined below), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is two (2) Trading Days after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). If the Warrant Shares can be delivered via DWAC, the transfer agent shall have received from the Company, at the expense of the Company, any legal opinions or other documentation required by it to deliver such Warrant Shares without legend (subject to receipt by the Company of reasonable back up documentation from the Holder, including with respect to affiliate status) and, if applicable and requested by the Company prior to the Warrant Share Delivery Date, the transfer agent shall have received from the Holder a confirmation of sale of the Warrant Shares (provided the requirement of the Holder to provide a confirmation as to the sale of Warrant Shares shall not be applicable to the issuance of unlegended Warrant Shares upon a cashless exercise of this Warrant if the Warrant Shares are then eligible for resale pursuant to Rule 144(b)(1)). The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the second Trading Day following the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after the second Trading Day following such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause its transfer agent to deliver to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise; provided, however, that the Holder shall be required to return any Warrant Shares or Common Stock subject to any such rescinded exercise notice concurrently with the return to Holder of the aggregate Exercise Price paid to the Company for such Warrant Shares and the restoration of Holder’s right to acquire such Warrant Shares pursuant to this Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all transfer agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

viii. Signature. This Section 2 and the exercise form attached hereto set forth the totality of the procedures required of the Holder in order to exercise this Purchase Warrant. Without limiting the preceding sentences, no ink-original exercise form shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any exercise form be required in order to exercise this Purchase Warrant. No additional legal opinion, other information or instructions shall be required of the Holder to exercise this Purchase Warrant. The Company shall honor exercises of this Purchase Warrant and shall deliver Shares underlying this Purchase Warrant in accordance with the terms, conditions and time periods set forth herein.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. For the purposes of clarification, the Exercise Price of this Warrant will not be adjusted in the event that the Company or any Subsidiary thereof, as applicable, sells or grants any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents, at an effective price per share less than the Exercise Price then in effect.

b) [RESERVED]

c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend (other than cash dividends) or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). To the extent that this Warrant has not been partially or completely exercised at the time of such Distribution, such portion of the Distribution shall be held in abeyance for the benefit of the Holder until the Holder has exercised this Warrant.

e) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable by holders of Common Stock as a result of such Fundamental Transaction for each share of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

f) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed a notice to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to provide such notice or any defect therein shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a) Transferability. Pursuant to FINRA Rule 5110(g)(1), neither this Warrant nor any Warrant Shares issued upon exercise of this Warrant shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of the offering pursuant to which this Warrant is being issued, except the transfer of any security:

i. by operation of law or by reason of reorganization of the Company;

ii. to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction in this Section 4(a) for the remainder of the time period;

iii. if the aggregate amount of securities of the Company held by the Holder or related person do not exceed 1% of the securities being offered;

iv. that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

v. the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction in this Section 4(a) for the remainder of the time period.

Subject to the foregoing restriction, any applicable securities laws and the conditions set forth in Section 4(d), this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Registration Rights.

5.1 Demand Registration.

5.1.1 Grant of Right. The Company, upon written demand (a “Demand Notice”) of the Holder(s) of at least 51% of the Warrants and/or the underlying Warrant Shares, agrees to register, on one occasion, all or any portion of the Warrant Shares underlying the Warrants (collectively, the “Registrable Securities”). On such occasion, the Company will file a registration statement with the Commission covering the Registrable Securities within sixty (60) days after receipt of a Demand Notice and use its reasonable best efforts to have the registration statement declared effective promptly thereafter, subject to compliance with review by the Commission; provided, however, that the Company shall not be required to comply with a Demand Notice if the Company has filed a registration statement with respect to which the Holder is entitled to piggyback registration rights pursuant to Section 5.2 hereof and either: (i) the Holder has elected to participate in the offering covered by such registration statement or (ii) if such registration statement relates to an underwritten primary offering of securities of the Company, until the offering covered by such registration statement has been withdrawn or until thirty (30) days after such offering is consummated. The demand for registration may be made at any time beginning on the Initial Exercise Date and expiring on the fifth anniversary of the Effective Date. The Company covenants and agrees to give written notice of its receipt of any Demand Notice by any Holder(s) to all other registered Holders of the Warrants and/or the Registrable Securities within ten (10) days after the date of the receipt of any such Demand Notice.

5.1.2 Terms. The Company shall bear all fees and expenses attendant to the registration of the Registrable Securities pursuant to Section 5.1.1, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. The Company agrees to use its reasonable best efforts to cause the filing required herein to become effective promptly and to qualify or register the Registrable Securities in such States as are reasonably requested by the Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a State in which such registration would cause: (i) the Company to be obligated to register or license to do business in such State or submit to general service of process in such State, or (ii) the principal shareholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement filed pursuant to the demand right granted under Section 5.1.1 to remain effective for a period of at least twelve (12) consecutive months after the date that the Holders of the Registrable Securities covered by such registration statement are first given the opportunity to sell all of such securities. The Holders shall only use the prospectuses provided by the Company to sell the Warrant Shares covered by such registration statement, and will immediately cease to use any prospectus furnished by the Company if the Company advises the Holder that such prospectus may no longer be used due to a material misstatement or omission. Notwithstanding the provisions of this Section 5.1.2, the Holder shall be entitled to a demand registration under this Section 5.1.2 on only one (1) occasion and such demand registration right shall terminate on the fifth anniversary of the date of the Underwriting Agreement (as defined in Section 5.3 below) in accordance with FINRA Rules 5110(g)(8)(B) and 5110(g)(8)(C).

5.2 “Piggy-Back” Registration.

5.2.1 Grant of Right. In addition to the demand right of registration described in Section 5.1 hereof, the Holder shall have the right, for a period of no more than seven (7) years from the Initial Exercise Date in accordance with FINRA Rule 5110(g)(8)(D), to include the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act or pursuant to Form S-8 or any equivalent form); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of Shares which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which the Holder requested inclusion hereunder as the underwriter shall reasonably permit. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities.

5.2.2 Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 5.2.1 hereof, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than thirty (30) days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each registration statement filed by the Company during the two (2) year period following the Initial Exercise Date until such time as all of the Registrable Securities have been sold by the Holder. The holders of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice within ten (10) days of the receipt of the Company’s notice of its intention to file a registration statement. Except as otherwise provided in this Warrant, there shall be no limit on the number of times the Holder may request registration under this Section 5.2.2; provided, however, that such registration rights shall terminate on the second anniversary of the Initial Exercise Date.

5.3 General Terms

5.3.1 Indemnification. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Securities Act or Section 20 (a) of the Exchange Act against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriters contained in Section 5.1 of the Underwriting Agreement dated as of [*], 2024, by and between the Company and R.F. Lafferty & Co., Inc. as representatives of the underwriters set forth therein (the “Underwriting Agreement”). The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 5.2 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.

5.3.2 Exercise of Warrants. Nothing contained in this Warrant shall be construed as requiring the Holder(s) to exercise their Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

5.3.3 Documents Delivered to Holders. The Company shall furnish to each Holder participating in any of the foregoing offerings and to each underwriter of any such offering, if any, a signed counterpart, addressed to such Holder or underwriter, of: (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under any underwriting agreement related thereto), and (ii) a “cold comfort” letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent registered public accounting firm which has issued a report on the Company’s financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities. The Company shall also deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of FINRA. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times as any such Holder shall reasonably request.

5.3.4 Underwriting Agreement. The Company shall enter into an underwriting agreement with the managing underwriter(s), if any, selected by any Holders whose Registrable Securities are being registered pursuant to this Section 5, which managing underwriter shall be reasonably satisfactory to the Company. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders, their Warrant Shares and their intended methods of distribution.

5.3.5 Documents to be Delivered by Holder(s). Each of the Holder(s) participating in any of the foregoing offerings shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders.

5.3.6 Damages. Should the registration or the effectiveness thereof required by Sections 5.1 and 5.2 hereof be delayed by the Company or the Company otherwise fails to comply with such provisions, the Holder(s) shall, in addition to any other legal or other relief available to the Holder(s), be entitled to obtain specific performance or other equitable (including injunctive) relief against the threatened breach of such provisions or the continuation of any such breach, without the necessity of proving actual damages and without the necessity of posting bond or other security.

Section 6. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Underwriting Agreement.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Underwriting Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Underwriting Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

ARMLOGI HOLDING CORP.

By:
Name:
Title:

NOTICE OF EXERCISE

TO: ARMLOGI HOLDING CORP.

_________________________

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please register and issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

(4) Accredited Investor. If the Warrant is being exercised via cash exercise, the undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended

[SIGNATURE OF HOLDER]

Name of Investing Entity: _______________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________

Name of Authorized Signatory: ___________________________________________________________

Title of Authorized Signatory: ____________________________________________________________

Date: ________________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature: _____________________________

Holder’s Address: _____________________________

_____________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

58